Exhibit 99.1

Wednesday, October 17, 2007	Roger Bosma
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000

Lakeland Bancorp Reports Third Quarter Net Income and Declares 5% Stock Dividend

Oak Ridge, NJ – October 17, 2007 —Lakeland Bancorp, Inc. (NASDAQ: LBAI) reported third quarter Net Income of $4.8 million, as compared to $5.1 million reported for the same period last year. Diluted earnings per share was $0.21, as compared to the $0.22 reported in the third quarter of 2006. (All share and per share information have been adjusted for a 5% stock dividend declared on October 16, 2007, unless otherwise noted.) Annualized Return on Average Assets was 0.79% and Annualized Return on Average Equity was 9.30% for the third quarter of 2007.

Net Income for the first nine months of 2007 was $14.7 million, as compared to $14.9 million reported for the same period last year. Diluted earnings per share was $0.63, as compared to the $0.64 reported in the first nine months of 2006. Annualized Return on Average Assets was 0.85% and Annualized Return on Average Equity was 9.71%.

Lakeland Bancorp also announced that it has declared a quarterly cash dividend of $0.10 per common share. The cash dividend will be paid on November 15, 2007 to holders of record as of the close of business on October 31, 2007. In addition, the Company has authorized a 5% stock dividend, which will be paid on November 16, 2007 to holders of record as of the close of business October 31, 2007.

Roger Bosma, Lakeland Bancorp’s President and CEO, said: “We are pleased with our loan and deposit growth this quarter. Average loans increased by $75.7 million, or 5%, while average deposits increased by $58.4 million, or 3%, as compared to the prior quarter. Compared to 2006, third quarter earnings reflected this growth along with higher net interest margins, offset by higher loan loss provisions and lower gains on securities sold.”

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Net Interest Income

Net interest income for the third quarter of 2007 was $18.2 million, a 9% increase compared to $16.6 million in the third quarter of 2006. Annualized net interest margin at 3.36% increased from 3.32% in the third quarter of 2006, while average earning assets increased 7%. Within interest-earning assets, we continued to see strong loan demand this quarter. Average loans increased by $295.7 million, or 20%, to $1.74 billion in the third quarter of 2007, from the same period in 2006. The Company’s annualized yield on interest-earning assets increased by 38 basis points to 6.46% in the third quarter of 2007, from 6.08% for the same period last year, reflecting an improved asset mix. The annualized cost of interest bearing liabilities increased 41 basis points from 3.22% in the third quarter of 2006 to 3.63% in the third quarter of 2007. This increase in interest expense reflects an increase in higher yielding average time deposits.

For the first nine months of 2007, net interest income was $52.8 million, or 6% higher than the $49.9 million reported for the first nine months of 2006. Annualized net interest margin remained unchanged at 3.42% for the first nine months of 2007 compared to the same period last year, while average earning assets rose 5%. The Company’s annualized yield on earning assets increased from 5.93% in the first nine months of 2006 to 6.43% for the first nine months of 2007. The Company’s annualized cost of interest bearing liabilities increased from 2.94% in the first nine months of 2006 to 3.51% for the first nine months of 2007.

Noninterest Income

Noninterest income, excluding the gains on investment securities, totaled $4.0 million for the third quarter of 2007 and was $255,000 lower than the third quarter of 2006. There were no gains on sales of investment securities in the third quarter of 2007 compared to gains of $271,000 for the same period last year. Noninterest income, including gains on investment securities sold, totaled $4.0 million for the third quarter of 2007, as compared to $4.6 million for the third quarter of 2006. Service charges on deposits remained unchanged at $2.7 million. Commissions and fees decreased by $277,000 to $771,000. Within this category, loan fees and charges and investment commission income decreased by $156,000 and $96,000 respectively, from the same period last year.

Noninterest income, excluding the gains on sales of securities, totaled $12.4 million for the first nine months of 2007 and was $665,000 lower than the first nine months of 2006. Gains on sales of investment securities were $1.8 million for the first nine months of 2007, as compared to $349,000 for the same period last year. Noninterest income, including gains on investment securities sold, totaled $14.1 million for the first nine months of 2007, or 6% higher than the same period last year. Service charges on deposit accounts decreased $150,000 to $7.8 million; commissions and fees decreased $527,000 to $2.3 million, primarily due to decreased loan fees and charges of $325,000 and decreased investment commission income of $112,000.

Noninterest Expense

Noninterest expense for the third quarter of 2007 was $14.3 million, an increase of $953,000, or 7% as compared to the total for the same period last year. Salary and benefit expense at $8.1 million increased by $506,000, or 7%, primarily due to an increase in employee commission expense reflecting increased leasing business, the opening of two new branches, as well as normal salary and benefit increases. Occupancy, furniture and equipment expense at $2.7 million increased by 6%, resulting from the two branch openings this year. Other noninterest expenses increased by $287,000, or 9%, in the third quarter of 2007. This increase was partially due to higher marketing expenses and legal fees. The efficiency ratio was 62.0% in the third quarter of 2007, as compared to 61.0% last year.

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For the first nine months of 2007, noninterest expense was $43.1 million compared to $40.6 million for the same period last year. Salary and benefit costs increased by $1.5 million, or 6%, due to increased commission costs, as well as normal salary and benefit increases. Occupancy, furniture and equipment expenses increased by $385,000, or 5%. Other noninterest expenses increased by $664,000 or 7%. This increase was due to increased marketing costs partially due to the two branch openings, and increased legal fees.

Financial Condition

At September 30, 2007, total assets were $2.45 billion, an increase of $182.1 million or 8% as compared to year-end 2006. Total loans and leases were $1.78 billion, up $195.5 million or 12% from $1.59 billion at year-end 2006. Although all loan categories have increased this year, the largest increases were in leasing and commercial loans, which have increased by $112.6 million, or 57%, and $61.4 million, or 8%, respectively. Total deposits were $1.97 billion at September 30, 2007, an increase of $110.7 million or 6% from December 31, 2006. Core deposits, which are defined as interest bearing deposits and savings and interest bearing transaction accounts, amounted to $1.39 billion and represented 71% of total deposits at September 30, 2007.

Asset Quality

At September 30, 2007, non-performing assets totaled $8.8 million (0.36% of total assets). The Allowance for Loan and Lease Losses totaled $14.7 million at September 30, 2007 and represented 167% of non-performing loans. During the third quarter of 2007, the Company had net charge-offs of $63,000, as compared to net charge-offs of $337,000 for the same period last year. The provision for loan losses for the third quarter of 2007 was $789,000, as compared to $337,000 during the third quarter of 2006 and $2.06 million for the nine months of 2007 vs. $1.0 million for the similar period in 2006.

Capital

Stockholders’ equity was $208.4 million and book value per common share was $8.97 as of September 30, 2007. The Company’s leverage ratio was 8.25%. Tier I and total risk based capital ratios were 10.49% and 11.53%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

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Non-GAAP Financial Measures

The attached table refers to a performance measure, return on tangible equity, which has been determined by methods other than in accordance with GAAP. “Return on tangible equity” is defined as net income as a percentage of average total equity reduced by recorded intangible assets. This measure may be important to investors that are interested in analyzing our return on equity exclusive of the effect of changes in intangible assets on equity. The disclosure of return on tangible equity should not be viewed as a substitute for results determined in accordance with GAAP, and is not necessarily comparable to non-GAAP performance measures which may be presented by other companies. The following reconciliation table provides a more detailed analysis of this non-GAAP performance measure.

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Return on average equity	9.30%	10.60%	9.71%	10.45%
Effect of intangible equity	7.49%	9.93%	8.02%	9.97%

Return on tangible equity	16.79%	20.53%	17.73%	20.42%

Average shareholders’ equity	$204,735	$191,210	$202,405	$190,120
Average goodwill and intangibles	91,318	92,509	91,618	92,851

Average tangible equity	$113,417	$98,701	$110,787	$97,269

Lakeland Bancorp, Inc.

Financial Highlights

(unaudited)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2007	2006	2007	2006
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$18,193	$16,630	$52,827	$49,899
Provision for Loan and Lease Losses	(789)	(337)	(2,062)	(988)
Noninterest Income (excluding investment securities gains)	4,046	4,301	12,359	13,024
Gain on investment securities	—	271	1,769	349
Noninterest Expense	(14,332)	(13,379)	(43,094)	(40,589)

Pretax Income	7,118	7,486	21,799	21,695
Tax Expense	(2,319)	(2,379)	(7,106)	(6,841)

Net Income	$4,799	$5,107	$14,693	$14,854

Basic Earnings Per Share*	$0.21	$0.22	$0.63	$0.64
Diluted Earnings Per Share*	$0.21	$0.22	$0.63	$0.64
Dividends per share*	$0.10	$0.09	$0.29	$0.27
Weighted Average Shares—Basic*	23,205	23,113	23,177	23,148
Weighted Average Shares—Diluted*	23,295	23,268	23,275	23,302

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.79%	0.90%	0.85%	0.90%
Annualized Return on Average Equity	9.30%	10.60%	9.71%	10.45%
Annualized Return on Tangible Equity**	16.79%	20.53%	17.73%	20.42%
Annualized Return on Interest Earning Assets	6.46%	6.08%	6.43%	5.93%
Annualized Cost of funds	3.63%	3.22%	3.51%	2.94%
Annualized Net interest spread	2.83%	2.86%	2.92%	2.99%
Annualized Net interest margin	3.36%	3.32%	3.42%	3.42%
Efficiency ratio***	61.98%	61.04%	63.53%	61.53%
Stockholders’ equity to total assets			8.52%	8.71%
Book value per share*			$8.97	$8.51

ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans			0.07%	0.11%
Ratio of allowance to total loans			0.83%	0.87%
Non-performing loans to total loans			0.49%	0.25%
Non-performing assets to total assets			0.36%	0.17%
Allowance to non-performing loans			167%	346%

SELECTED BALANCE SHEET DATA AT PERIOD-END
			9/30/2007	12/31/2006
Loans and Leases			$1,781,194	$1,585,716
Allowance for Loan and Lease Losses			(14,696)	(13,454)
Investment Securities			394,700	423,347
Total Assets			2,445,716	2,263,573
Total Deposits			1,971,311	1,860,627
Short-Term Borrowings			54,151	41,061
Long-Term Debt			198,177	148,413
Stockholders’ Equity			208,446	199,500

SELECTED AVERAGE BALANCE SHEET DATA
	For the three months ended		For the nine months ended
	9/30/2007	9/30/2006	9/30/2007	9/30/2006
Loans and Leases, net	1,741,187	1,445,461	1,670,292	1,379,925
Investment Securities	407,702	576,451	409,524	617,788
Interest-Earning Assets	2,193,509	2,045,526	2,112,353	2,012,266
Total Assets	2,404,215	2,250,029	2,322,728	2,216,537
Core Deposits	1,385,659	1,335,603	1,364,968	1,333,189
Time Deposits	544,471	470,299	523,212	457,942
Total Deposits	1,930,130	1,805,902	1,888,180	1,791,131
Short-Term Borrowings	60,593	109,625	56,069	106,503
Long-Term Debt	115,649	74,141	93,573	59,939
Subordinated Debentures	77,322	56,703	67,126	56,703
Total Interest-Bearing Liabilities	1,875,444	1,745,455	1,805,648	1,717,894
Stockholders’ Equity	204,735	191,210	202,405	190,120

*	Adjusted for a 5% stock dividend payable on November 16, 2007 to shareholders of record October 31, 2007.
**	This ratio is a Non-GAAP Financial Measure: an explanation and reconciliation are presented elsewhere in this press release.
***	Represents non-interest expense, excluding other real estate expense and core deposit amortization , as a percentage of total revenue (calculated on a tax equivalent basis), excluding gains (losses) on sales of securities. Total revenue represents net interest income (calculated on a tax equivalent basis) plus non-interest income.

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2007	December 31, 2006
(dollars in thousands)	(unaudited)
Cash and due from banks	$40,313	$47,888
Federal funds sold and interest-bearing deposits due from banks	56,654	32,076

Total cash and cash equivalents	96,967	79,964
Investment securities available for sale	265,050	280,509
Investment securities held to maturity; fair value of $128,212 in 2007 and $140,564 in 2006	129,650	142,838
Loans:
Commercial	847,569	786,152
Leases	309,160	196,518
Residential mortgages	308,649	288,008
Consumer and home equity	315,816	315,038

Total loans	1,781,194	1,585,716
Deferred fees	6,050	5,928
Allowance for loan and lease losses	(14,696)	(13,454)

Net loans	1,772,548	1,578,190
Premises and equipment—net	30,803	32,072
Accrued interest receivable	8,532	8,509
Goodwill	87,111	87,111
Other identifiable intangible assets	4,050	4,942
Bank owned life insurance	37,763	36,774
Other assets	13,242	12,664

TOTAL ASSETS	$2,445,716	$2,263,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$306,671	$303,558
Savings and interest-bearing transaction accounts	1,084,398	1,054,190
Time deposits under $100,000	358,086	293,308
Time deposits $100,000 and over	222,156	209,571

Total deposits	1,971,311	1,860,627
Federal funds purchased and securities sold under agreements to repurchase	54,151	41,061
Long-term debt	120,855	91,710
Subordinated debentures	77,322	56,703
Other liabilities	13,631	13,972

TOTAL LIABILITIES	2,237,270	2,064,073

STOCKHOLDERS’ EQUITY
Common stock, no par value; authorized shares, 40,000,000; issued shares, 24,741,636 at September 30, 2007 and December 31, 2006	258,260	242,661
Accumulated Deficit	(25,532)	(17,526)
Treasury stock, at cost, 1,490,583 shares at September 30, 2007 and 1,581,448 at December 31, 2006	(20,546)	(22,565)
Accumulated other comprehensive loss	(3,736)	(3,070)

TOTAL STOCKHOLDERS’ EQUITY	208,446	199,500

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,445,716	$2,263,573

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(In thousands, except per share data)
INTEREST INCOME
Loans and fees	$30,219	$24,629	$85,896	$68,477
Federal funds sold and interest bearing deposits with banks	571	304	1,251	538
Taxable investment securities	3,756	4,928	10,924	15,723
Tax exempt investment securities	742	928	2,284	2,936

TOTAL INTEREST INCOME	35,288	30,789	100,355	87,674

INTEREST EXPENSE
Deposits	13,589	10,837	38,649	28,967
Federal funds purchased and securities sold under agreements to repurchase	665	1,407	1,834	3,691
Long-term debt	2,841	1,915	7,045	5,117

TOTAL INTEREST EXPENSE	17,095	14,159	47,528	37,775

NET INTEREST INCOME	18,193	16,630	52,827	49,899
Provision for loan and lease losses	789	337	2,062	988

NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	17,404	16,293	50,765	48,911

NONINTEREST INCOME
Service charges on deposit accounts	2,696	2,732	7,846	7,996
Commissions and fees	771	1,048	2,335	2,862
Gain on investment securities	0	271	1,769	349
Income on bank owned life insurance	331	311	973	918
Other income	248	210	1,205	1,248

TOTAL NONINTEREST INCOME	4,046	4,572	14,128	13,373

NONINTEREST EXPENSE
Salaries and employee benefits	8,123	7,617	24,378	22,922
Net occupancy expense	1,493	1,323	4,369	4,047
Furniture and equipment	1,222	1,232	3,580	3,517
Stationery, supplies and postage	383	416	1,232	1,231
Marketing expense	456	363	1,411	1,197
Amortization of core deposit intangibles	298	297	893	898
Other expenses	2,357	2,131	7,231	6,777

TOTAL NONINTEREST EXPENSE	14,332	13,379	43,094	40,589

INCOME BEFORE PROVISION FOR INCOME TAXES	7,118	7,486	21,799	21,695
Provision for income taxes	2,319	2,379	7,106	6,841

NET INCOME	$4,799	$5,107	$14,693	$14,854

EARNINGS PER COMMON SHARE
Basic	$0.21	$0.22	$0.63	$0.64

Diluted	$0.21	$0.22	$0.63	$0.64

DIVIDENDS PER SHARE	$0.10	$0.09	$0.29	$0.27